Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-62950

                           PROSPECTUS SUPPLEMENT NO. 1
                      (TO PROSPECTUS DATED OCTOBER 4, 2001)

                              CARNIVAL CORPORATION

                    2% CONVERTIBLE SENIOR DEBENTURES DUE 2021
                           AND SHARES OF COMMON STOCK

This prospectus supplement No. 1 supplements and amends the prospectus dated October 4, 2001, relating to our 2% convertible senior debentures due 2021 and shares of common stock issuable upon conversion of the debentures.

The table on pages 18 through 21 of the prospectus sets forth information with respect to the selling securityholders and the respective amounts of debentures beneficially owned by each selling securityholder that may be offered pursuant to the prospectus. This prospectus supplement amends that table by adding to it the items set forth below.


                                                                                    (4)                  (5)
                                         (2)                   (3)             COMMON STOCK          COMMON STOCK
             (1)                 PRINCIPAL AMOUNT OF    PERCENT OF TOTAL       ISSUABLE UPON        OWNED PRIOR TO
           SELLING             DEBENTURES BENEFICIALLY     OUTSTANDING         CONVERSION OF        CONVERSION OF
       SECURITYHOLDER             OWNED AND OFFERED        DEBENTURES         THE DEBENTURES         DEBENTURES*
       --------------             -----------------        ----------         --------------         -----------
Global Bermuda Limited
Partnership.....................           400,000              0.07%                 10,219                   0

KBC Financial Products
(Cayman Islands) Limited........         9,500,000              1.58%                242,694                   0

Lakeshore International, Ltd....         4,600,000              0.77%                117,515                   0

MLQA Convertible Securities
Arbitrage Ltd...................        20,000,000              3.33%                510,934                   0

Morgan Stanley & Co.............         4,000,000              0.67%                102,187                   0

* Assuming the sale of all debentures and common stock issuable upon conversion of the debentures, selling securityholders will not hold any debentures and will hold the number of our common stock set forth in column
     (5) "Common Stock Owned Prior to Conversion of Debentures." At that time, no selling securityholder will hold more than 1% of our outstanding common stock.


The prospectus dated October 4, 2001, together with this prospectus supplement, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the debentures and the common stock issuable upon conversion of the debentures.

Our common stock is traded on the New York Stock Exchange under the symbol CCL. On October 17, 2001, the last reported sales price of the common stock was $21.30 per share. There is no public market for the debentures, and we do not intend to apply for their listing on any exchange or to seek approval for their quotation through any automated quotation system.

WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10 OF THE ACCOMPANYING PROSPECTUS, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE SECURITIES BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 18, 2001.

                             SELLING SECURITYHOLDERS


                  The prospectus dated October 4, 2001 relating to the offer for resale of up to $600,000,000 aggregate principal amount of debentures and shares of common stock issuable upon conversion of the debentures is amended to replace the first paragraph and the table under the heading "Selling Securityholders" on page 18 with the information in the following paragraph and table. We may further amend or supplement this table from time to time if necessary.

                  The following table provides, as of October 18, 2001, the name of each selling securityholder, the principal amount of debentures held by such selling securityholder, the number of shares of common stock owned by such securityholder prior to its purchase of debentures and the common stock issuable upon conversion of the debentures (based upon the initial conversion price). This information has been obtained from the selling securityholders.

                                            (2)
                                         PRINCIPAL
                                         AMOUNT OF         (3)                   (4)                   (5)
                                         DEBENTURES     PERCENT OF           COMMON STOCK          COMMON STOCK
              (1)                       BENEFICIALLY      TOTAL             ISSUABLE UPON         OWNED PRIOR TO
            SELLING                      OWNED AND      OUTSTANDING          CONVERSION OF         CONVERSION OF
        SECURITYHOLDER                    OFFERED       DEBENTURES          THE DEBENTURES          DEBENTURES*
        --------------                    -------       ----------          --------------          -----------
Absolute Return Fund,
    Ltd. .................                327,000        0.05%                      8,354                  0
Allstate Insurance Company                550,000        0.09%                     14,051                  0
Allstate Life Insurance
    Company...............              2,700,000        0.45%                     68.976                  0
Aristeia International,
    Limited...............              9,900,000        1.65%                    252,912                  0
Aristeia Partners, L.P....              3,600,000        0.60%                     91,968                  0
Aventis Pension Master
    Trust.................                220,000        0.04%                      5,620                  0
Banc of America
    Securities LLC........              9,793,000        1.63%                    250,179                  0
Bank America Pension Plan.              3,000,000        0.50%                     76,640                  0
Bear, Stearns & Co. Inc...              8,113,000        1.35%                    207,260                  0
Black Diamond Capital I,
    Ltd...................                482,000        0.08%                     12,314                  0
Black Diamond Offshore
    Ltd...................              1,723,000        0.29%                     44,017                  0
Boilermaker--Blacksmith
    Pension Trust.........              1,375,000        0.23%                     35,127                  0
CALAMOS(R)Convertible Fund--
    CALAMOS(R) Investment
    Trust.................              3,000,000        0.50%                     76,640                  0
CALAMOS(R)Convertible
    Growth and Income
    Fund--
    CALAMOS(R) Investment
    Trust.................              1,275,000        0.21%                     32,572                  0
CALAMOS(R)Convertible
    Portfolio--
    CALAMOS(R) Advisors
    Trust.................                130,000        0.02%                      3,321                  0
CALAMOS(R)Global
    Convertible Fund --
    CALAMOS(R) Investment
    Trust.................                140,000        0.02%                      3,577                  0

                                            (2)
                                         PRINCIPAL
                                         AMOUNT OF         (3)                   (4)                   (5)
                                         DEBENTURES     PERCENT OF           COMMON STOCK          COMMON STOCK
              (1)                       BENEFICIALLY      TOTAL             ISSUABLE UPON         OWNED PRIOR TO
            SELLING                      OWNED AND      OUTSTANDING          CONVERSION OF         CONVERSION OF
        SECURITYHOLDER                    OFFERED       DEBENTURES          THE DEBENTURES          DEBENTURES*
        --------------                    -------       ----------          --------------          -----------
CALAMOS(R)Market Neutral
    Fund--
    CALAMOS(R) Investment
    Trust.................              5,400,000        0.90%                    137,952                  0
CIBC World Markets........              5,000,000        0.83%                    127,734                  0
Circlet (IMA) Limited.....              2,000,000        0.33%                     51,093                  0
City of Albany Pension
    Plan..................                125,000        0.02%                      3,193                  0
City of Knoxville Pension
    System................                285,000        0.05%                      7,281                  0
Clarica Life Insurance
    Co.--U.S..............                350,000        0.06%                      8,941                  0
Consulting Group Capital
    Markets Funds.........                520,000        0.09%                     13,284                  0
Credit Suisse First
    Boston Corporation....             14,000,000        2.33%                    357,654                  0
Delta Airlines Master
    Trust.................              2,400,000        0.40%                     61,312                  0
Delta Pilots Disability
    and Survivorship Trust                470,000        0.08%                     12,007                  0
Deutsche Banc Alex Brown
    Inc...................             17,500,000        2.92%                    447,067                  0
Double Black Diamond
    Offshore LDC..........              8,875,000        1,48%                    226,727                  0
Drury University..........                 45,000        0.01%                      1,150                  0
Duckbill & Co.............              1,750,000        0.29%                     44,707                  0
First Union National Bank.                500,000        0.08%                     12,773                  0
First Union Securities,
    Inc...................              5,000,000        0.83%                    127,734                  0

First Union Securities,
    Inc./Bank Trading ....            $29,500,000        4.92%                    753,628                  0
General Motors Welfare
    Benefit Trust (VEBA)..              3,000,000        0.50%                     76,640                  0
GLG Market Neutral Fund...              1,000,000        0.17%                     25,547                  0
Global Bermuda Limited
    Partnership...........              4,600,000        0.77%                    117,515                  0
GM Employees Global Group
    Pension Trust (Abs
    Return Portfolio).....              1,500,000        0.25%                     38,320                  0
Greek Catholic Union......                 20,000         **                          511                  0
Greek Catholic Union II...                 20,000         **                          511                  0
H.K. Porter Company, Inc..                 35,000        0.01%                        894                  0
Jefferies & Company, Inc..                500,000        0.08%                     12,773                  0
Jersey (IMA) Ltd..........              1,750,000        0.29%                     44,707                  0
JMG Capital Partners, LP..             12,250,000        2.04%                    312,947                  0
JMG Triton Offshore Fd
    Ltd...................             17,250,000        2.88%                    440,681                  0
Julius Baer Multibond
    Convertbond...........                750,000        0.13%                     19,160                  0

KBC Financial Products (Cayman          9,500,000        1.58%                    242,694                  0
Islands) Limited
KBC Financial Products
    USA Inc...............              8,000,000        1.33%                    204,374                  0
Kerr-McGee Corporation....                115,000        0.02%                      2,938                  0

                                            (2)
                                         PRINCIPAL
                                         AMOUNT OF         (3)                   (4)                   (5)
                                         DEBENTURES     PERCENT OF           COMMON STOCK          COMMON STOCK
              (1)                       BENEFICIALLY      TOTAL             ISSUABLE UPON         OWNED PRIOR TO
            SELLING                      OWNED AND      OUTSTANDING          CONVERSION OF         CONVERSION OF
        SECURITYHOLDER                    OFFERED       DEBENTURES          THE DEBENTURES          DEBENTURES*
        --------------                    -------       ----------          --------------          -----------
Kettering Medical Center
    Funded Depreciation
    Account...............                 80,000        0.01%                      2,044                  0
Knoxville Utilities Board
    Retirement System.....                195,000        0.03%                      4,982                  0
Lakeshore International,
    Ltd...................             18,400,000        3.07%                    470,059                  0
Lehman Brothers Inc.......              2,000,000        0.33%                     51,093                  0
Leonardo, L.P.............             20,000,000        3.33%                    510,934                  0
Lexington (IMA) Limited...                139,000        0.02%                      3,551                  0
Libertyview Funds, L.P....              8,250,000        1.38%                    210,760                  0
Louisiana Workers'
    Compensation
    Corporation...........                385,000        0.06%                      9,835                  0

MLQA Convertible Securities            20,000,000        3.33%                    510,934                  0
Arbitrage Ltd.

Morgan Stanley & Co.                    4,000,000        0.67%                    102,187                  0
Nomura Securities
    International, Inc....             15,000,000        2.50%                    383,201            497,292
OZ Master Fund, Ltd.......              4,534,000        0.76%                    115,829                  0
Peoples Benefit Life
    Insurance Company
    TEAMSTERS.............              5,000,000        0.83%                    127,734                  0
Port Authority of
    Allegheny County
    Retirement and
    Disability Allowance
    Plan for the
    Employees Represented
    by Local 85 of the
    Amalgamated Transit
    Union.................              1,450,000        0.24%                     37,043                  0
Radian Asset Guaranty.....              1,000,000        0.17%                     25,547                  0
Radian Guaranty Inc.......              1,000,000        0.17%                     25,547                  0
Retail Clerks Pension
    Trust #2..............              1,500,000        0.25%                     38,320                  0
Royal Bank of Canada......              7,000,000        1.17%                    178,827            225,705
SCI Endowment Care Common
    Trust Fund--National
    Fiduciary Services....                230,000        0.04%                      5,876                  0
SCI Endowment Care
    Common Trust
    Fund--Suntrust.........                 95,000        0.02%                      2,427                  0
Southern Farm Bureau Life
    Insurance.............                125,000        0.02%                      3,193                  0
SPT                                     1,100,000        0.18%                     28,101                  0
St. Albans Partners Ltd...              5,000,000        0.83%                    127,734                  0
Starvest Managed Portfolio                 15,000         **                          383                  0
State of Florida Division
    of Treasury...........                460,000        0.08%                     11,751                  0
State of Florida, Office
    of the Treasurer......              1,500,000        0.25%                     38,320                  0

                                            (2)
                                         PRINCIPAL
                                         AMOUNT OF         (3)                   (4)                   (5)
                                         DEBENTURES     PERCENT OF           COMMON STOCK          COMMON STOCK
              (1)                       BENEFICIALLY      TOTAL             ISSUABLE UPON         OWNED PRIOR TO
            SELLING                      OWNED AND      OUTSTANDING          CONVERSION OF         CONVERSION OF
        SECURITYHOLDER                    OFFERED       DEBENTURES          THE DEBENTURES          DEBENTURES*
        --------------                    -------       ----------          --------------          -----------
State of Mississippi
    Health Care Trust Fund                185,000        0.03%                      4,726                  0
Susquehanna Capital Group.             23,000,000        3.83%                    587,574                  0
TD Securities (USA) Inc...             20,000,000        3.33%                    510,934                  0
The Dow Chemical Company
    Employees' Retirement
    Plan..................              2,700,000        0.45%                     68,976                  0
The Fondren Foundation....                 85,000        0.01%                      2,171                  0
UBS AG London Branch......             40,000,000        6.67%                  1,021,868                  0
UBS O'Connor LLC f/b/o
    UBS Global Equity
    Arbitrage Master Ltd..                500,000        0.08%                     12,773                  0
Union Carbide Retirement
    Account...............              1,750,000        0.29%                     44,707                  0
United Food and
    Commercial Workers
    Local 1262 and
    Employers Pension Fund                650,000        0.11%                     16,605                  0
Vopak USA, Inc.
    Retirement Plan.......                375,000        0.06%                      9,580                  0
White River Securities
    L.L.C.................             10,112,000        1.69%                    258,328                  0
William Blair & Co. LLC...              2,225,000        0.37%                     56,841                  0
Wolverine Trading, L.P....              3,000,000        0.50%                     76,640                  0
Worldwide Transactions
    Ltd...................                420,000        0.07%                     10,729                  0
Yield Strategies Fund II,
    LP....................              3,250,000        0.54%                     83,027                  0

------------------------
* Assuming the sale of all debentures and common stock issuable upon conversion of the debentures, selling securityholders will not hold any debentures and will hold the number of our common stock set forth in column
     (5) "Common Stock Owned Prior to Conversion of Debentures." At that time, no selling securityholder will hold more than 1% of our outstanding common stock.

**   Less than 0.01%.